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                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Del Global Technologies Corp.
Valhalla, New York



We consent to the incorporation by reference in Registration Statements No. 333-38024, No. 333-69723, No. 033-09133, No. 033-65439, No. 033-78910, No.
033-52088, and No. 033-19772 of Del Global Technologies Corp. each on Form S-8, in Registration Statement No. 333-113866 of Del Global Technologies Corp. on Form S-1 and Registration Statement No. 333-38042 of Del Global Technologies Corp. on Form S-3 of our reports dated October 14, 2005, appearing in this Annual Report on Form 10-K of Del Global Technologies Corp. for the fiscal year ended July 30, 2005.

BDO SEIDMAN, LLP

Valhalla, New York

October 31, 2005